PRIVILEGED & CONFIDENTIAL Marcellous P. Frye. Jr. By Hand Delivery August 1, 2018 Dear Marcellous, As you are aware, AltaGas Ltd., WGL Holdings, Inc. (“WGL”) and Wrangler Inc. previously entered into that certain Agreement and Plan of Merger dated January 25, 2017 (the “Merger Agreement”), and the transactions contemplated under the Merger Agreement closed on July 6, 2018. We greatly value your dedication and contributions to the success of WGL and its affiliates and would like you to continue making valuable contributions going forward. Accordingly, Washington Gas Light Company (the “Company”) is pleased to offer you the opportunity to earn a special cash retention bonus (the “Retention Bonus”) on the terms and conditions set forth in this letter (this “Letter”). 1. Retention Period and Payment Schedule Dates. The “Retention Period” means the period from July 7, 2018 through July 6, 2020. Payments with respect to the Retention Bonus will be made to you on the following dates (each, a “Payment Schedule Date,” and collectively, the “Payment Schedule Dates”): (a) July 6, 2019 (the “First Payment Schedule Date”) and (b) July 6, 2020 (the “Second Payment Schedule Date”). 2. Retention Bonus Amount. The Retention Bonus will be payable in two equal installments, in the aggregate amount of $676,800.00, less applicable taxes and other withholdings and deductions as required by law or the policies of the Company. The Retention Bonus will be payable as follows, subject to satisfaction of the conditions set forth below: a. Fifty percent (50%) of the Retention Bonus will be paid to you within 30 days after the First Payment Schedule Date; and b. Fifty percent (50%) of the Retention Bonus will be paid to you within 30 days after the Second Payment Schedule Date. 3. Retention Bonus Conditions. In order for you to become entitled to receive any portion of the Retention Bonus, all of the following conditions must be met. a. Except as specifically set forth below, you must remain actively and continuously employed by the Company from the date of this Letter (the “Effective Date”) through the applicable Payment Schedule Date. b. You must perform, in all aspects of your employment, in a manner fully satisfactory to the Company and demonstrate leadership necessary to support the Company’s stated business objectives. c. You must keep the contents of this Letter strictly confidential. Unless otherwise compelled or specifically authorized by law, you may share information about this Letter only with your spouse, your legal and/or tax consultant(s), and (subject to the prior written approval of the Company’s Executive Vice President and Chief Administrative Officer) individuals within the Company with a strict need to know.

You further agree that, to the extent you disclose information relating to this Letter to any of the foregoing individuals, you will first advise them of their obligation to treat as confidential all such information. d. You must satisfy the release requirements of Section 10 of this Letter. 4. Payment and Contingencies. a. You will receive the applicable portion of the Retention Bonus only if all of the entitlement conditions set forth in Section 3 above are met. Without limitation, you acknowledge that your failure, at any time, to comply with the confidentiality provisions in Section 3.c. above will constitute a breach of your obligations to the Company and of the terms and conditions of this Letter, which automatically disqualifies you from Retention Bonus eligibility and requires forfeiture and repayment to the Company of any Retention Bonus payment that may have been made to you (less the amount of taxes previously withheld by the Company in respect of such Retention Bonus payment). Repayment must be made within 30 days of the Company’s notice to you of such repayment obligation. b. If you resign for any or no reason or abandon your job (i.e., fail to report to work for three days without notice or manager approval), or if your employment is terminated for Cause or due to your disability (as determined in good faith by the Company), in each case, prior to the First Payment Schedule Date or the Second Payment Schedule Date, as applicable, you will not be eligible to receive the portion of the Retention Bonus payable on such Payment Schedule Date. For purposes of this Letter, “Cause” means any of your: (i) commission of any criminal act; (ii) commission of any act that does not rise to the level of a criminal act, but which involves negligence, insubordination, harassment, dishonesty, or a violation of the WGL Code of Conduct or other corporate policies; (iii) unauthorized use or disclosure of confidential information, trade secrets or other proprietary information of the Company and its affiliates; (iv) continuing failure to perform the duties, functions or responsibilities of your position as determined by the Company, in good faith, in its sole discretion; or (v) other misconduct, action or omission which has or could have an adverse effect upon the business of the Company or its affiliates, as determined by the Company, in good faith, in its sole discretion. c. Should you be unable to work during a portion of the first year or the second year of the Retention Period due to a protected leave of absence, or should your employment be terminated by the Company prior to the expiration of the Retention Period without Cause (excluding any termination due to your disability, as determined in good faith by the Company) or due to your death (each of the foregoing terminations of employment described in this Section 4.c., a “Qualifying Termination”), you or your estate, as applicable, will be eligible to receive a prorated Retention Bonus for that year. The amount of any prorated Retention Bonus will be calculated based on the ratio of the number of days you worked during the applicable year to the total number of work days in that year and paid within 30 days after the Payment Schedule Date applicable to such year; provided, however, that, in the case of a Qualifying Termination, payment of such prorated Retention Bonus shall be made on the earlier of (i) within 60 days after the Payment Schedule Date applicable to such year, or (ii) March 15 of the calendar year following the calendar year in which such termination occurs. For the avoidance of doubt, if you do not return to employment after the First Payment Schedule Date, you shall not be eligible for any portion of the Retention Bonus payable on the Second Payment Schedule Date.

d. If you experience a Change in Control Termination, as defined in the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (the “Change in Control Severance Plan”), during the Retention Period, any severance you receive under the Change in Control Severance Plan will be reduced by the gross amount of any Retention Bonus payment (or portion thereof) you have received (or are entitled to receive) hereunder. 5. Covenant Not to Compete and Non-Solicitation. Commencing with the Effective Date, during the term of your employment with the Company or any of its affiliates, you agree that you will not, without the prior written consent of the Company, directly or indirectly, (a) provide services to any enterprise that provides, sells or seeks to provide or sell energy, energy services or energy related services or utility services, either as owner, principal, officer, agent, director, employee, consultant, or independent contractor, within the United States or any geographic region in which the Company or any of its affiliates has or is currently conducting or considering conducting business, or (b) induce or attempt to induce any employee or independent contractor of the Company or any of its affiliates to become employed by or perform services for any other entity or hire any such individual (with the restrictions in this clause (b) also applicable to individuals who were employed by or providing services to the Company or any of its affiliates within the 12-month period preceding the conduct in question). If you are laid off by the Company or any of its affiliates, as applicable, then this covenant not to compete and non-solicitation obligation will apply after your termination of employment for as long as you continue to receive severance compensation and/or benefits from any such entity. In addition, payment of the Retention Bonus is subject to your compliance with, and you hereby agree that you will abide by, the Post-Employment Policy (as defined below and amended herein), which is incorporated herein by reference, and a copy of which is attached as Exhibit 2 to the Change in Control Severance Plan. 6. Reservation of Rights. At all times, the Company has the sole and exclusive authority to interpret the terms and conditions governing the Retention Bonus, and any disputes concerning the Retention Bonus shall be resolved by the Executive Vice President and Chief Administrative Officer, whose decision shall be final and binding. This Letter is not a guarantee or contract of employment for any specified period of time, and the Company reserves the right at any time to take any and all employment actions as the applicable entity deems appropriate. The Company reserves the sole discretion to revise the terms and/or conditions of this Letter, provided that no such revision will be materially adverse to you, without your written consent. 7. Other Benefits. Any Retention Bonus paid hereunder is a special incentive payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company or its affiliates, notwithstanding any plan or agreement provision which provides otherwise. 8. Section 409A. Although the Company and its affiliates do not guarantee the tax treatment of any Retention Bonus potentially payable under this Letter, the intent of the parties is that any paid Retention Bonus be exempt from or compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations and guidance thereunder, and this Letter will be interpreted in a manner consistent with that intent. 9. Assignment; Successors. Other than your rights under this Letter which are assignable by you to your estate, this Letter is personal to each of the parties hereto. Except as provided in this Section 9, no party may assign or delegate any rights or obligations hereunder without first obtaining the advanced written consent of the other party hereto. The Company may assign this Letter to a person or entity that is an affiliate of the Company or to any successor to all or substantially all of the business and/or assets of the Company that assumes in writing, or by operation of law, the obligations of the Company hereunder. 10. Release. As a condition to the receipt of the Retention Bonus (or any portion thereof), other than due to your death, you must first execute and deliver to the Company (and not revoke in any time provided by the Company to do so) a general release of claims (the “Release”), which Release shall be delivered to you no later than seven days following the applicable Payment Schedule Date or your Qualifying Termination, on or prior to each Release Expiration Date (as defined below), which Release shall release and discharge the Company and its affiliates, and each of their respective owners, shareholders, partners, officers, managers, members, employees, directors, attorneys, affiliates, subsidiaries, parent companies, successors and assigns (collectively, the “Company Parties”) from any and all claims or causes of action arising out of your employment with the Company or any other Company Party or, if applicable, the termination of such employment, and in either case prior to your execution of the Release, other than claims relating to the right to receive the Retention Bonus or claims that cannot be waived under applicable law and claims arising after the day on which you execute the Release. For purposes of this Letter, “Release Expiration Date” shall mean the date that is 21 days following each date upon which the Company delivers a Release to you; provided, however, that, in the event the Company delivers the Release to you because you experience a Qualifying Termination (other than due to your death) and if such Qualifying Termination is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), then the “Release Expiration Date” shall mean the date that is 45 days following such delivery date. 11. Severability; Entire Agreement. In the event that any provision of this Letter will be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts hereof, but this Letter will be construed and enforced as if such illegal and invalid provision never existed. Except as specifically contemplated herein, this Letter constitutes the entire agreement by you and the Company with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between you and the Company with respect to the subject matter hereof, whether written or oral. 12. Governing Law; Waiver of Jury Trial. This Letter and any claim, controversy or dispute arising under or related to this Letter or the relationship of the parties will be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia. In addition, you and the Company hereby waive any right you or it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Letter or any course of conduct, course of dealing, verbal or written statement or action of any party hereto. 13. Section 280G Adjustment. Notwithstanding the foregoing or anything to the contrary herein, in the event you are or may be otherwise entitled to any right or benefit pursuant to Section 4.5 of the Change in Control Severance Plan, you will not be deemed to surrender or forfeit, and this Letter shall not be deemed to terminate or extinguish, any such right or benefit, and Section 4.5 of the Change in Control Severance Plan shall remain applicable and in full force and effect. For the avoidance of doubt, this includes, but is not limited to, the right to receive a Gross-up Payment (as defined in the Change in Control Severance Plan) under circumstances where payments by the Company to you, under this Letter or any other agreement or arrangement, would exceed the limit for deductible payments under Section 280G of the Code by 10% or more. To the extent you are not entitled to a Gross-up Payment and any payments by the Company to you under this Letter or any other agreement or arrangement with the Company would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such payments shall be reduced (but not below zero) to the minimum extent necessary so that no portion of such amounts received by you will be subject to the excise tax imposed by Section 4999 of the Code. Such reduction shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes your economic position and after-tax income; for the avoidance of doubt, you shall not have any discretion in determining the manner in which the payments are reduced. 14. Post-Employment Restrictions. Effective as of the Effective Date, Section III.B.2. of the Company’s Policy of Post-Employment Restrictions (the “Post-Employment Policy”), as it applies to you for purposes of this Letter shall be amended and restated so that such Section III.B.2. of that Post- Employment Policy reads, in its entirety, as follows: 2. Solicitation of Customers. The solicitation of any customer or prospective customer of WGL Holdings, Inc. and/or Washington Gas Light Company with whom or which the executive had substantive contact regarding actual or prospective business with the Company during the preceding year, or for whom or which executive had direct or indirect responsibility, or about whom or which the executive obtained Confidential Information, in each case, as an employee or representative of WGL Holdings, Inc. and/or Washington Gas Light Company, which solicitation is with the intent of soliciting business competitive to that of WGL Holdings, Inc. and/or Washington Gas Light Company or diverting business from WGL Holdings, Inc. and/or Washington Gas Light Company. In addition, nothing in the Post-Employment Policy or this Letter will prohibit or restrict you from lawfully (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (b) responding to any inquiry or legal process directed to you individually from any such Governmental Authorities; (c) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (3) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Letter requires you to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify WGL and/or the Company or any of their respective affiliates that you have engaged in any such conduct. REMAINDER OF PAGE INTENTIONALLY BLANK SIGNATURE PAGE FOLLOWS

We look forward to your continued contributions. If you agree to the terms of this Letter, please sign the acknowledgement that accompanies this Letter and return it to me no later than August 10, 2018. Sincerely, WASHINGTON GAS LIGHT COMPANY By: /s/ John F. Stark Name: John F. Stark Title: Chairman ACKNOWLEDGED: I have reviewed this Letter which sets forth the terms and conditions relating to the Retention Bonus offered by the Company. I understand its contents, and agree to abide by the terms and conditions herein. /s/ Marcellous P. Frye, Jr. 8/6/18 Signature Date Marcellous P. Frye, Jr. Name